UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 1, 2015

STANDARD METALS PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Walnut Street, Gadsden, Alabama 35901
(Address of principal executive offices)

(888) 960-7347

Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas Loucks has been appointed as Vice President of Corporate Development of Standard Metals Processing, Inc. (the “Company”) effective June 1, 2015.

Mr. Loucks is a mining industry executive with over thirty-five years of diversified Fortune 500 and small cap experience in mining company management as well as international exploration, mineral project development, corporate planning, acquisitions, and divestitures.

Mr. Loucks has managed various overseas programs for private, U.S.-based corporations. These include: (West Africa) creation and staffing of a foreign subsidiary and retention of local accounting and law firms, (Latin America) part of a team retained to increase metals resources, re-commission, and sell a silver/base metals mine, and (Latin America) retained to evaluate and re-direct a multi-country base and precious metals exploration program.

In addition to his management experience, Mr. Loucks has served as CEO and President of Trend Mining Corp; and Executive Vice President, CFO and Treasurer of Royal Gold, Inc. (NASDAQ:RGLD) from 1988 through 1999 in the areas of mining finance, fund raising, corporate development, and administration.

Prior to his time at Royal Gold, Inc., Loucks was with Newmont Mining Corporation (NYSE:NEM) where he was involved with corporate acquisition, divestiture, and corporate planning efforts. Mr. Loucks has also worked at AMAX, Inc. and Kennecott Copper Corporation where he coordinated project feasibility and prefeasibility studies, organized domestic and foreign mineral exploration, drilling, and/or development programs, and managed land acquisition and property evaluations.

Mr. Loucks has been a board member of Gold Crest Mines Inc. He holds A.B. and A.M. degrees in geology from Dartmouth College, and M.B.A. from Stanford University, is a Fellow of the Society of Economic Geologists, and member of the Geological Society of America and Society of Mining Engineers.

There are no familial relationships between Mr. Loucks and any officers or directors or any reportable related-party transactions.

Mr. Loucks’ employment agreement and the press release issued by the Company announcing Mr. Loucks’ appointment are attached as exhibits to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

10.1	Thomas Loucks Employment Agreement

99.1	Press Release issued by Standard Metals Processing, Inc. on June 8, 2015, “Standard Metals Processing, Inc. Names Thomas Alexander Loucks as Vice President of Corporate Development”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2015	Standard Metals Processing, Inc.

	By:	/s/ Sharon L. Ullman
Sharon L. Ullman
Chief Executive Officer